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                                                                    EXHIBIT 10.2

                                AMENDMENT TO THE
                              AMENDED AND RESTATED
                          FACULTATIVE OBLIGATORY QUOTA
                         SHARE RETROCESSIONAL AGREEMENT


         This AMENDMENT TO THE AMENDED AND RESTATED FACULTATIVE OBLIGATORY QUOTA SHARE RETROCESSIONAL AGREEMENT, effective as of January 1, 2003 (the "Amendment"), is made in respect of the Amended and Restated Facultative Obligatory Quota Share Retrocessional Agreement, dated as of October 1, 1997 (and as heretofore and as amended hereby, the "Quota Share Agreement"), between SELECT REINSURANCE LTD., a Bermuda company (the "Reinsurer"), and PXRE REINSURANCE COMPANY, a Connecticut company (the "Company"), and beginning January 1, 2003, PXRE Reinsurance Ltd., a Bermuda Company, which, effective on such date, shall be included in the definition of "Company" as hereinafter provided and referred to separately in this Amendment as "PXRE Ltd." while PXRE Reinsurance Company shall be referred to in this Amendment separately as "PXRE Co." and "Cedent" shall be used to refer to either. Capitalized and other specialized terms used herein but not otherwise defined shall have the meanings given to such terms in the Quota Share Agreement.


                                    RECITALS

         WHEREAS, the parties desire to amend the term of the Quota Share Agreement to reflect the participation of PXRE Ltd.;

         NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby mutually agreed by the parties as follows:

         1. For the calendar year 2003, certain of the reinsurance programs or parts thereof will be ceded to the Reinsurer by PXRE Ltd. and such cessions shall be subject to the terms of the Quota Share Agreement and may be ceded by it to the Reinsurer in subsequent years the Quota Share Agreement is in effect and in such event are intended to be subject to its terms. Except as provided in this Amendment, all references to the Company shall refer to that Cedent which has ceded the reinsurance program or part thereof to Reinsurer.

         2. When the Quota Share Agreement grants a right to the Company, the parties agree it shall be exercisable by PXRE Ltd. on behalf of either itself, PXRE Co. or both, as the case may be, except as otherwise set forth in this Amendment. Without the written consent of the Reinsurer, the right of Company to terminate the Quota Share Agreement may only be exercised as to its entirely and not for only one Cedent.

         3. When the Reinsurer has a right to terminate the Quota Share Agreement as to only one Cedent under the terms of the Quota Share Agreement, it may terminate as to that Cedent or the entire Quota Share Agreement and if the former is elected, termination shall be effective only for the reinsurance programs or parts thereof ceded by that Cedent. If the non-terminated Cedent would be adversely affected with respect to risk exposure in a material way by the continuation of its obligations under the Quota Share Agreement due solely to the termination as to the other Cedent, it may terminate the Quota Share Agreement between itself and the Reinsurer.

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         4.       To the extent the Quota Share Agreement provides for Reinsurer to place any amount in a Trust Account for the benefit of Company, if it is for the benefit of PXRE Co., it shall be placed in the Trust Account currently bearing the number P311699-2with JP Morgan Chase Bank, and if for the benefit of PXRE Ltd., in the The Patriot 2002 Trust with Capital G Trust Limited (the latter, hereinafter the "Bermuda Trust"). The rights and obligations of a Cedent and Reinsurer with respect to a Trust Account shall be governed by the trust agreement applicable to such Trust Account and the applicable provisions of the Quota Share Agreement, with the terms of the trust agreement to govern in the event of a conflict; provided that the parties hereby agree that the definition of "Obligations" in Article XII A of the Quota Share Agreement shall be substituted for such definition in Section 1.13 of the Trust Agreement governing the Bermuda Trust when applying that definition to the terms of the Bermuda Trust for transactions under the Quota Share Agreement; and provided further that, for the avoidance of doubt, the Obligations to be secured shall be the net amount due from the Reinsurer to the Cedent after application of all permissible offsets.

         5. The first paragraph of Article XXIV (Miscellaneous) of the Quota Share Agreement is hereby deleted and replaced in its entirety as follows:

                           "Both the Reinsurer and each Cedent shall have, and may exercise at any time, the right to offset any amounts due from one party to the other or, to the extent permitted by applicable law, such other's successor, including a successor by operation of law. Such offset may only include amounts due under this Agreement and any other reinsurance agreements heretofore or hereafter entered into between the Reinsurer and such Cedent, regardless of whether such amounts are in respect of premiums, or losses or otherwise, and regardless of the capacity of any party, whether as reinsurer or reinsured, under the various agreements involved; provided that:

                                    (a) upon the occurrence of an Event of
                                    Insolvency with respect to PXRE Co., the Reinsurer shall, except where prohibited by applicable law, have the right to offset any balance due to Reinsurer from PXRE Co. against any amounts due from the Reinsurer to PXRE Ltd. and, if applicable, such offset shall reduce the Obligations to be secured for the benefit of PXRE Ltd. pursuant to
                                    Article XII (Funding & Deposits) of the
                                    Quota Share Agreement;


                                    (b) An "Event of Insolvency" shall mean an event whereby one of the parties hereto becomes subject to insolvency, liquidation, rehabilitation proceedings, administrative supervision or governmental action related to the impaired financial position of such party."

         6. Whether any Federal Excise Tax is payable to the United States in connection with reinsurance ceded to Reinsurer by PXRE Ltd. shall be jointly determined by them.

         7. To the extent arbitration is sought by any party under Article XIX of the Quota Share Agreement, both PXRE Ltd. and PXRE Co. shall choose one arbitrator to represent them jointly if both are parties to the arbitration and if they cannot agree, as designated by PXRE Ltd.
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         8.       Any party not subject to the jurisdiction of the courts of competent jurisdiction in the City and State of New York hereby agrees, at the request of any other party, to submit to such jurisdiction for the purposes provided for in Article XX of the Quota Share Agreement or for the purpose of any claim by Reinsurer to enforce an arbitration award or necessary to aid such arbitration. PXRE Ltd. agrees that the terms of said
                  Article XX, to the extent applicable to Reinsurer, shall also apply to it, and PXRE Ltd. and PXRE Co. appoint Nancy Corbett of Sidley Austin Brown & Wood, 787 Seventh Avenue, New York, New York 10019 as agent for service of process in any proceeding provided for in Article XX and all parties agree service on a designated agent provided for in Article XX shall be good service for the court in which such proceeding is commenced if such court is an authorized one under Article XX. The address of Alan S. Kramer P.C. for service is currently 780 Third Avenue, 16th Floor, New York, NY 10017.

         9. The current addresses, fax numbers and e-mail designations for notice as provided for in Article XXIII of the Quota Share Agreement are:

                             For PXRE Co.

                             PXRE Reinsurance Company
                             399 Thornall Street
                             Edison, NJ 08837
                             Attn: Chief Financial Officer
                             Fax: (732) 906-9157
                             Email: John_Modin@pxre.com


                             For PXRE Ltd.

                             PXRE Reinsurance Ltd.
                             Swan Building
                             26 Victoria Street
                             Hamilton HM 12 Bermuda
                             Attn:    Chief Financial Officer
                             Fax: (441) 296-6162
                             Email: bob_myron@pxre.com



                             For Reinsurer

                             STREET ADDRESS

                             Select Reinsurance Ltd.
                             Victoria Hall
                             11 Victoria Street, 3rd Floor
                             Hamilton HM11
                             Bermuda
                             Attention:  Brant L. Kizer
                             Facsimile:  441-296-8459

                             MAILING ADDRESS
                             Select Reinsurance Ltd.
                             Suite #794
                             48 Par-la-ville Road
                             Hamilton  HM11
                             Bermuda

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         10.      Any reference in the Quota Share Agreement to "either party"
                  shall be read as "any party" and any reference indicating that there are two parties to the agreement shall be read as indicating that there are three whenever the Quota Share Agreement is applicable to a cession from PXRE Ltd. to Reinsurer.

         11. Except as otherwise provided for in this Amendment, the terms of the Quota Share Agreement as in effect prior to this Amendment, shall remain in full force and effect.

         12. This Amendment may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

         13. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Amendment.

         14. This Amendment shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (other than any mandatory conflict of law rule which might result in the application of the law of any other jurisdiction); provided that in the event of an insolvency proceeding of a party, the law of Bermuda relating to insolvency shall govern, except if the insolvent entity is PXRE Co., the law of Connecticut relating to insolvency shall govern, in each case as to proceedings in such jurisdictions insolvency proceeding.





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         In witness whereof, the parties hereto have executed this Amendment at their principal places of business, effective as of January 1, 2003.



PXRE Reinsurance Company


By: /s/ Michael Bleisnick
    ------------------------

(Name and Title)____Michael Bleisnick, Executive Vice President



PXRE Reinsurance Ltd.


By: /s/ Robert P. Myron
    ------------------------
(Name and Title______Robert P. Myron, CFO


Select Reinsurance Ltd.


By: /s/ Brant L. Kizer
    -----------------------
(Name and Title)___Brant L. Kizer, Vice President